                                                                     Exhibit 4.1

                               WARRANT INDENTURE

                       Providing for the Issue of Warrants

                                     Between

                            WESTLINKS RESOURCES LTD.

                                     - and -

                             MONTREAL TRUST COMPANY
                                    OF CANADA


                          Dated as of November o, 2000

                                TABLE OF CONTENTS

                                                                               Page
                                   ARTICLE 1
1.1   Definitions................................................................1
1.2   Gender and Number..........................................................4
1.3   Interpretation Not Affected by Headings, Etc...............................4
1.4   Day Not a Business Day.....................................................4
1.5   Time of the Essence........................................................5
1.6   Applicable Law.............................................................5

                                    ARTICLE 2
2.1   Issue of Warrants..........................................................5
2.2   Form and Terms of Warrants.................................................5
2.3   Warrantholder not a Shareholder............................................6
2.4   Warrants to Rank Pari Passu................................................6
2.5   Signing of Warrants........................................................6
2.6   Issue of Warrants..........................................................6
2.7   Certification by the Trustee...............................................6
2.8   Issue in Substitution for Warrants Lost, Etc...............................7
2.9   Exchange of Warrants.......................................................7
2.10  Charges for Exchange.......................................................7
2.11  Ownership and Transfer of Warrants.........................................8
2.12  Evidence of Ownership......................................................8

                                    ARTICLE 3
3.1   Method of Exercise of Warrants.............................................8
3.2   Effect of Exercise of Warrants.............................................9
3.3   Subscription for Less than Entitlement; Fractions..........................9
3.4   Expiration of Warrants....................................................10
3.5   Cancellation of Surrendered Warrants......................................10
3.6   Accounting and Recording..................................................10

                                    ARTICLE 4
4.1   Adjustment of Subscription Rights.........................................11
4.2   Adjustment of Exercise Price..............................................12
4.3   Adjustment Rules..........................................................15
4.4   Proceedings Prior to any Action Requiring Adjustment......................16
4.5   No Adjustment for Certain Transactions....................................16
4.6   Notice of Adjustment of Exercise Price and Subscription Rights............17
4.7   Protection of Trustee.....................................................17


                                       i
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

                                    ARTICLE 5
5.1   Optional Purchase by the Corporation......................................18
5.2   General Covenants.........................................................18
5.3   Trustee's Remuneration and Expenses.......................................19
5.4   Securities Qualification Requirements.....................................19
5.5   Performance of Covenants by Trustee.......................................19

                                    ARTICLE 6
6.1   Suits by Warrantholders...................................................20
6.2   Immunity of Shareholders..................................................20
6.3   Limitation of Liability...................................................20
6.4   Waiver of Default.........................................................20

                                    ARTICLE 7
7.1   Right to Convene Meetings.................................................21
7.2   Notice....................................................................21
7.3   Chairman..................................................................21
7.4   Quorum....................................................................21
7.5   Power to Adjourn..........................................................22
7.6   Show of Hands.............................................................22
7.7   Poll and Voting...........................................................22
7.8   Regulations...............................................................22
7.9   Corporation and Trustee May be Represented................................23
7.10  Powers Exercisable by Extraordinary Resolution............................23
7.11  Meaning of Extraordinary Resolution.......................................24
7.12  Powers Cumulative.........................................................25
7.13  Minutes...................................................................25
7.14  Instruments in Writing....................................................25
7.15  Binding Effect of Resolutions.............................................25

                                   ARTICLE 8
8.1   Provisions for Supplemental Indentures for Certain Purposes...............26
8.2   Successor Corporations....................................................27
8.3   Regulatory Approvals......................................................27

                                   ARTICLE 9
9.1   Trust Indenture Legislation...............................................27
9.2   Rights and Duties of Trustee..............................................27
9.3   Evidence, Experts and Advisers............................................28
9.4   Documents, Money, etc. Held by Trustee....................................29
9.5   Actions by Trustee to Protect Interest....................................29
9.6   Trustee not Required to Give Security.....................................29
9.7   Protection of Trustee.....................................................29
9.8   Trustee Not Required to Give Notice of Default............................30
9.9   Replacement of Trustee; Successor by Merger...............................30
9.10  Conflict of Interest......................................................31
9.11  Acceptance of Trust.......................................................32
9.12  Trustee Not to be Appointed Receiver......................................32
9.13  Indemnity.................................................................32

                                   ARTICLE 10
10.1  Form of Warrant...........................................................32

                                   ARTICLE 11
11.1  Notice to the Corporation and the Trustee.................................32


                                       ii
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
11.2  Notice to Warrantholders..................................................33
11.3  Ownership and Transfer of Warrants........................................34
11.4  Counterparts..............................................................34
11.5  Satisfaction and Discharge of Indenture...................................34
11.6  Provisions of Indenture and Warrants for the Sole Benefit of Parties and
      Warrantholders ...........................................................34


                                      iii
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          THIS WARRANT INDENTURE made effective as of November o, 2000;

BETWEEN:

          WESTLINKS RESOURCES LTD., a corporation incorporated under the laws of Alberta, with an office in the City of Calgary, in the Province of Alberta (hereinafter called the "Corporation")

                                                               OF THE FIRST PART

                                     - and -


          MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, with an office in the City of Calgary, in the Province of Alberta (hereinafter called the "Trustee")

                                                              OF THE SECOND PART



          WHEREAS:

A. The Corporation proposes to issue Warrants included in Units to be distributed by the Corporation pursuant to a prospectus to be dated on or about November o, 2000;

B. For such purpose the Corporation wishes to make provision for the creation and issue of Warrants constituted and issued in the manner hereinafter provided;

C. All things necessary have been done and performed to make the Warrants, when certified by the Trustee and issued as in this Indenture provided, legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Indenture;

          NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1       Definitions

          In this Indenture, and in all indentures supplemental hereto:

     (a) "Adjustment Period" means the period from and including the Issue Date of the Warrants, up to and including the Time of Expiry;


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                                       2


     (b) "Applicable Legislation" means the provisions of the Business Corporations Act (Alberta) and any other statute of Alberta, and of regulations under any such named or other statute, relating to trust indentures or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this indenture;

     (c) "Business Day" means a day which is not Saturday or Sunday or a legal holiday in any of the cities where Warrant Certificates may be surrendered to the Trustee or to any Warrant Agency pursuant to the provisions hereof;

     (d) "Common Share" means a Common Share in the capital of the Corporation as such share existed at the close of business as of the date of this Indenture;

     (e) "Corporation" means Westlinks Resources Ltd. and its lawful successors from time to time;

     (f) "Corporation's auditors" means a firm of chartered accountants duly appointed as auditors of the Corporation;

     (g) "Counsel" means a barrister or solicitor or a firm of barristers and solicitors (who may be counsel to the Corporation) acceptable to the Trustee;

     (h) "Current Market Price" at any date shall mean the weighted average trading price per share for Common Shares for any 30 consecutive Trading Days selected by the Corporation and commencing not more than 45 Trading Days before such date on The Canadian Venture Exchange (the "CDNX"), or, if the Common Shares are not then listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors, or if such Common Shares are not listed on any stock exchange, then on the over-the-counter market. The weighted average price shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange or market, as the case may be, during the said 30 consecutive Trading Days by the total number of such Common Shares so sold. In the event the foregoing cannot be determined, then the Current Market Price shall be established by the board of directors;

     (i) "Director" means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action "by the Directors" means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

     (j) "Effective Date" means November o, 2000 or such other date as the Corporation and the Trustee may in writing agree;

     (k) "Equity Shares" means the Common Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation beyond a fixed sum plus accrued dividends;

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                                        3


     (l) "Exercise Date" with respect to any Warrant means the date on which the Warrant Certificate representing such Warrant is surrendered for exercise, together with full payment of the Exercise Price, in accordance with the provisions of Article 3;

     (m) "Exercise Price" at any time means the price at which a Common Share may be purchased by the exercise of a Warrant which is currently $o, subject to adjustment in accordance with the provisions of Article 4, in which case it shall mean the adjusted price in effect at such time;

     (n)  "Extraordinary Resolution" has the meaning attributed thereto in
          Section 7.11;

     (o)  "Issue Date" means the date upon which the Warrants are issued;

     (p) "Person" means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

     (q)  "Shareholder" means a holder of record of one or more Common Shares;

     (r) "Shares" means Common Shares provided that, in the event of any adjustment of subscription rights pursuant to Article 4, then "Shares" shall thereafter mean the shares or other securities or property purchasable upon exercise of the Warrants as a result of any such adjustment;

     (s) "this Warrant Indenture", "this Indenture", "herein", "hereby" and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions "Article", "Section" and "subsection" followed by a number again mean and refer to the specified Article, Section or subsection of the Indenture;

     (t) "Time of Expiry" means, with respect to a Warrant, 4:30 p.m. in the afternoon, Calgary local time, on May o, 2001;

     (u) "Trading Day" with respect to a stock exchange means a day on which such exchange is open for the transaction of business and with respect to the over-the-counter market means a day on which the CDNX is open for the transaction of business;

     (v) "Transfer Agent" means the transfer agent for the time being of the Common Shares;

     (w) "Trustee" means Montreal Trust Company of Canada, or its successors for the time being in the trusts hereby created;

     (x)  "Unit" means one Common Share and one Warrant;

     (y) "Warrant" means a share purchase warrant referred to in Article 2 and issued and certified hereunder and for the time being outstanding entitling the holder thereof, upon payment of the Exercise Price to purchase on or before the Time of Expiry (before any adjustment pursuant to Article 4 hereof) one Common Share;

     (z) "Warrant Agency" means the principal office of the Trustee in the City of Calgary or such other location as may be determined pursuant to
          Section 3.1(c);

     (aa) "Warrant Certificate" means the definitive certificate evidencing Warrants;

     (bb) "Warrantholders" or "holders" without reference to Common Shares means the persons for the time being who are bearers of Warrants;

     (cc) "Warrantholders' Request" means an instrument signed in one or more counterparts by Warrantholders entitled to purchase in the aggregate not less than 10% of the aggregate number of Shares which could be purchased pursuant to all Warrants then unexercised and outstanding requesting the Trustee to take some action or proceeding specified therein; and

     (dd) "written order of the Corporation", "written request of the Corporation", "written consent of the Corporation" and "certificate of the Corporation" mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by its President, its Secretary or a Director, and may consist of one or more instruments so executed.

1.2       Gender and Number

          Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3       Interpretation Not Affected by Headings, Etc.

          The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4       Day Not a Business Day

          In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5       Time of the Essence

          Time shall be of the essence in this Indenture.

1.6       Applicable Law

          This Indenture and the Warrant Certificates shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts.

                                    ARTICLE 2
                                ISSUE OF WARRANTS

2.1       Issue of Warrants

     (a) There are hereby created and authorized to be issued up to 1,150,000 Warrants entitling the holders thereof to purchase up to an aggregate of 1,150,000 Common Shares (plus such additional indeterminate number of Shares as may be issued pursuant to the adjustments referred to in
          Article 4 hereof), at the times and upon the terms and conditions herein set forth.

     (b) Definitive Warrant Certificates, evidencing whole Warrants authorized pursuant to Section 2.1(a) above shall forthwith be executed by the Corporation and delivered to the Trustee and shall thereupon be certified by or on behalf of the Trustee and shall be delivered by the Trustee to or upon the written order of the Corporation.

2.2       Form and Terms of Warrants

     (a) The Warrants shall be substantially in the form set out in Schedule "A" hereto, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Trustee, prescribe, and shall be issuable in any denomination excluding fractions. The Warrants shall be dated as of the Issue Date (including all replacements issued in accordance with this Indenture) or such other date as the Corporation may designate. Notwithstanding any adjustments pursuant to Article 4 hereof, all Warrants and replacement Warrants shall express the number of Warrant(s) evidenced thereby and the Exercise Price thereof as if such Warrant were initially issued as of the date hereof.

     (b) Each Warrant authorized to be issued hereunder shall entitle the holder at any time after the Issue Date until the Time of Expiry and upon payment of the Exercise Price thereof to purchase (subject to adjustment in accordance with Article 4) one Common Share.

     (c) No fractional Warrants shall be issued or otherwise provided for and a holder of any Warrant shall not be entitled to any cash or other consideration in lieu of any fractional interest in a Warrant or claim thereto.

     (d) The Exercise Price and the number of Shares which may be purchased pursuant to the Warrants shall be adjusted in the events and in the manner specified in Article 4.

2.3       Warrantholder not a Shareholder

          Nothing in this Indenture or in the holding of a Warrant itself, or otherwise, shall confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder or any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.4       Warrants to Rank Pari Passu

          All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

2.5       Signing of Warrants

          The Warrants shall be signed by any one or more of the President, the Secretary, or any Director of the Corporation. The signatures of such officers or Directors may be mechanically or photostatically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant Certificate as one of such officers or Directors may no longer hold office at the date of such Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to Sections 2.6 and 2.7, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

2.6       Issue of Warrants

          On the Issue Date of the Warrants, the Warrants in definitive form authorized and created in accordance with Section 2.1 shall be certified by or on behalf of the Trustee and shall be delivered by the Trustee to or upon the written order of the Corporation.

2.7       Certification by the Trustee

     (a) No Warrant shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit thereof until it has been certified by manual signature by or on behalf of the Trustee substantially in the form of the certificate set out in Article 10 or in some other form approved by the Corporation and the Trustee, and such certification by the Trustee upon any Warrant shall be conclusive evidence as against the Corporation that the Warrant so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

     (b) The certification of the Trustee on Warrants issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Warrants (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration therefor except as otherwise specified herein.

2.8       Issue in Substitution for Warrants Lost, Etc.

     (a) In case any of the Warrants shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Trustee shall certify and deliver, a new Warrant of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of and in substitution for such lost, destroyed or stolen Warrant, and the substituted Warrant shall be in the form approved by the Trustee and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

     (b)  The applicant for the issue of a new Warrant pursuant to this Section
          2.8 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee in their sole discretion, and such applicant may also be required to furnish indemnity or security in amount and form satisfactory to the Corporation and the Trustee in their discretion and shall pay the reasonable charges of the Corporation and the Trustee in connection herewith.

2.9       Exchange of Warrants

     (a) Warrants to purchase any specified number of Shares may, upon compliance with the reasonable requirements of the Trustee, be exchanged for another Warrant or Warrants of like tenor and entitling the holder thereof to purchase in the aggregate the same number of Shares as are purchasable under the Warrant or Warrants so exchanged.

     (b)  Warrants may be exchanged only at any Warrant Agency provided for in
          Section 3.1(c) or at any other place that is designated by the Corporation with the approval of the Trustee. Any Warrant tendered for exchange shall be cancelled and surrendered by the Warrant Agency to the Trustee.

2.10      Charges for Exchange

          Except as otherwise herein provided, any Warrant Agency shall charge to the holder requesting an exchange a reasonable sum for each new Warrant issued, and payment of such charges and reimbursement of the Trustee or the Corporation for any and all stamp taxes or governmental or other charges required to be paid shall be made by such holder as a condition precedent to such exchange.

2.11      Ownership and Transfer of Warrants

          Warrants shall be negotiable and title thereto shall pass by delivery. The Corporation and the Trustee may deem and treat the holder of any Warrant as the absolute holder and owner of such Warrant for all purposes and the Corporation and the Trustee shall not be affected by any notice of knowledge to the contrary. The holder of any Warrant shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such holder for the Shares purchasable pursuant thereto shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder.

2.12      Evidence of Ownership

     (a) Upon receipt of a certificate of any bank, trust company or other depository satisfactory to the Trustee stating that the Warrants specified therein have been deposited by a named person with such bank, trust company or other depository and will remain so deposited until the expiry of the period specified therein, the Corporation and the Trustee may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Warrants during such period for the purpose of any Warrantholders' Request, requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Warrants so deposited.

     (b) The Corporation and the Trustee may accept as sufficient evidence of the fact and date of the signing of any Warrantholders' Request, requisition, direction, consent, instrument or other document to be made, signed or given by any person either the signature as witness of any officer of any trust company, bank or depository satisfactory to the Trustee, the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof, or a statutory declaration of a witness to such execution.

                                   ARTICLE 3
                              EXERCISE OF WARRANTS

3.1       Method of Exercise of Warrants

     (a) The holder of any Warrant may exercise the right evidenced thereby conferred on such holder to purchase Shares by surrendering, prior to the Time of Expiry, to the Warrant Agency:

          (a) the Warrant Certificate, with a duly completed and executed subscription in substantially the form set out in Article 10; and

          (b) cash, certified cheque, bank draft or money order, or such other method of payment as the Trustee, in its discretion, shall accept, in lawful money of Canada payable to or to the order of the Trustee at par in the City of Calgary where such Warrant is surrendered for the Exercise Price with respect to the Shares subscribed for.

          A Warrant with the duly completed and executed subscription referred to in Section 3.1(a)(i), together with the payment of the subscription price of the Shares subscribed for and referred to in Section 3.1(a)(ii), shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof at, in each case, any Warrant Agency provided for in Section 3.1(c) where surrendered.

     (b) Any subscription referred to in Section 3.1(a) shall be signed by the Warrantholder and shall specify the number of Shares which the holder desires to purchase (being not more than those which the holder is entitled to purchase pursuant to the Warrant Certificate(s) surrendered), the person or persons in whose name or names such Shares are to be issued, and the mailing address for the Shares to be issued. If any of the Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall pay to the Corporation or the Warrant Agency on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Shares unless or until such Warrantholder shall have paid to the Corporation or the Warrant Agency on behalf of the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

     (c) In connection with the exchange of Warrants and the exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation shall provide for the Warrant Agency in Calgary and at any other place or places which may be designated by the Corporation (with the approval of the Trustee, acting reasonably) at which Warrant Certificates may be surrendered for exchange or Warrants exercised. The Corporation shall give notice to the Trustee of any change of Warrant Agency.

3.2       Effect of Exercise of Warrants

          Upon compliance by the holder of any Warrant Certificate with the provisions of Section 3.1, and subject to Section 3.4, the Shares subscribed for pursuant to the exercise of the Warrant shall be issued in accordance with the terms hereof.

3.3       Subscription for Less than Entitlement; Fractions

          The holder of any Warrant may subscribe for and purchase a number of Shares less than the number which the holder is entitled to purchase pursuant to the surrendered Warrant provided that, in no event shall fractional Shares be issued with regard to Warrants exercised. In the event of any purchase of a number of Shares less than the number which the holder is entitled to purchase, the holder of the Warrant upon exercise thereof shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate in respect of the balance of the Shares which such holder was entitled to purchase pursuant to the surrendered Warrant Certificate(s) and which were not then purchased.

3.4       Expiration of Warrants

          After the Time of Expiry, all rights under any Warrant in respect of which the right of subscription and purchase herein and therein provided for shall not theretofore have been exercised in accordance herewith and therewith shall wholly cease and terminate and such Warrant shall be void and of no effect.

3.5       Cancellation of Surrendered Warrants

          All Warrants surrendered to Warrant Agencies pursuant to Sections 2.8,
2.9 or 3.1 shall be returned to the Trustee for cancellation and, after the expiry of any period of retention prescribed by law, destroyed by the Trustee, and, upon the request of the Corporation, the Trustee shall furnish the Corporation with a destruction certificate identifying the Warrant Certificates so destroyed and the number of Warrants evidenced thereby and the number of Shares which could have been purchased pursuant to each destroyed Warrant Certificate.

3.6       Accounting and Recording

     (a) The Trustee shall promptly notify the Corporation when Warrants are exercised and forward to the Corporation at the times hereinafter set forth (or into an account or accounts of the Corporation with the bank or trust corporation designated by the Corporation for that purpose) all money received on exercise of Warrants. The Trustee shall hold money received on the subscription of Shares through the exercise of Warrants and shall forward such money to the Corporation (or into an account or accounts of the Corporation with the bank or trust corporation designated by the Corporation for that purpose) within five (5) Business Days from the date of receipt thereof. All such money, and any securities or other instruments, from time to time received by the Trustee shall be received in trust for, and shall be segregated and kept apart by the Trustee in trust for, the Corporation.

     (b) The Trustee shall record the particulars of the Warrants exercised which shall include the names and addresses of the persons who have subscribed for Shares, the number of Shares subscribed for upon such exercise, the Exercise Date and the Exercise Price. Upon request of the Corporation, the Trustee shall provide within five (5) Business Days such particulars in writing to the Corporation.

                                   ARTICLE 4
              ADJUSTMENT OF SUBSCRIPTION RIGHTS AND EXERCISE PRICE

4.1       Adjustment of Subscription Rights

     (a) If at any time after the date hereof and prior to the Time of Expiry there shall be a reclassification of the Common Shares outstanding at any time or change of the Common Shares into other shares or securities, or any other capital reorganization except as described in
          Section 4.2, or a consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a "Capital Reorganization"), the holder of the Warrants who thereafter shall exercise his right to purchase Shares thereunder shall be entitled to receive, and shall accept for the same aggregate consideration, in lieu of the number of Shares to which he was theretofore entitled upon such exercise, the kind and amount of shares or other securities or property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the Common Shares to which he was theretofore entitled upon such exercise. If determined appropriate by the Trustee, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this
          Article 4 with respect to the rights and interests thereafter of Warrantholders to the end that the provisions set forth in this
          Article 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or any other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in an indenture supplemental hereto approved by the Directors and the Trustee and shall for all purposes be conclusively deemed to be an appropriate adjustment (subject to the prior written consent of the CDNX, if applicable).

     (b) If at any time during the Adjustment Period any adjustment in the Exercise Price (per Share) shall occur as a result of:

          (a)  an event referred to in Section 4.2(a);

          (b) the fixing by the Corporation of a record date for an event referred to in Section 4.2(b); or

          (c) the fixing by the Corporation of a record date for an event referred to in Section 4.2(c) if such event constitutes the issue or distribution to the holders of all or substantially all of its outstanding Common Shares of:

               (i)    Equity Shares; or

               (ii) securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per Equity Share less than the Current Market Price on such record date; or

               (iii) rights, options or warrants to acquire Equity Shares at an exercise, exchange or conversion price per Equity Share less than the Current Market Price on such record date;

          then the number of Shares purchasable upon the subsequent exercise of each Warrant shall be adjusted by multiplying the number of Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent that any adjustment in subscription rights occurs pursuant to this Section 4.1(b) as a result of a distribution of exchangeable or convertible securities other than Equity Shares referred to in Section 4.2(a) or as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in Section 4.2(b), the number of Shares purchasable upon exercise of a Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Shares which would be purchasable based upon the number of Common Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this Section 4.1(b) as a result of the fixing by the Corporation of a record date for the distribution of exchangeable or convertible securities other than Equity Shares or rights, options or warrants referred to in
          Section 4.2(c), the number of Shares purchasable upon exercise of a Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this Section 4.1(b) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this
          Section 4.1(b) on the basis of the number of Equity Shares issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

4.2       Adjustment of Exercise Price

          The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

     (a) if and whenever at any time during the Adjustment Period, the Corporation shall

          (a) subdivide the outstanding Common Shares into a greater number of Common Shares;

          (b) consolidate the outstanding Common Shares into a lesser number of Common Shares; or

          (c) make any distribution payable in Common Shares to the holders of all or substantially all of the outstanding Common Shares

          (any of such events being called a "Common Share Reorganization"), the Exercise Price shall be adjusted effective immediately after the effective date or record date, as the case may be, on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization.

     (b) If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issue of rights, options or warrants to the holders of all or substantially all the outstanding Common Shares under which such holders are entitled during a period expiring not more than forty-five days after the record date for such issue to subscribe for or purchase Common Shares, or securities convertible into or exchangeable for Common Shares, at a price per Common Share or having a conversion or exchange price per Common Share less than ninety-five percent (95%) of the Current Market Price per Common Share on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number determined by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible Securities so offered are convertible or exchangeable). If by the terms of the rights, options or warrants referred to in this Section 4.2(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest of the purchase, conversion or exchange price per Common Share, as the case may be. To the extent that any adjustment in Exercise Price occurs pursuant to this Section 4.2(b) as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Section 4.2(b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

     (c) If and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all the outstanding Common Shares (other than a dividend paid in the ordinary course) of:

          (a) securities of the Corporation including rights, options or warrants to acquire Equity Shares or securities convertible into or exchangeable for Equity Shares or property or assets and including evidences of its indebtedness; or

          (b)  any property or other assets;

          and if such issuance or distribution is not by way of a Common Share Reorganization or an issuance of rights, options or warrants referred to in Section 4.2(b) then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such date by a fraction, of which the numerator shall be the product of the number of Common Shares outstanding on such record date and the Current Market Price on such record date, less the aggregate fair market value (as determined by the Directors with the acceptance by the Trustee, which determination shall be conclusive) of such securities, property or other assets so issued or distributed, and of which the denominator shall be the product of the number of Common Shares outstanding on such record date and such Current Market Price.

          For the purposes of this Section 4.2(c), "dividend paid in the ordinary course" means dividends, whether in cash or in shares of the capital stock of the Corporation, paid in any fiscal year of the Corporation to the extent that the aggregate fair market value of such cash and the paid-up capital of such shares does not in such fiscal year exceed the greater of:

          (a) 150% of the aggregate amount of dividends paid by the Corporation on the Common Shares during the period of 12 consecutive months ended immediately prior to the first day of such fiscal year; and

          (b) 100% of the consolidated net earnings of the Corporation, before extraordinary items or changes, during the period of 12 consecutive months ended immediately prior to the first day of such fiscal year (such consolidated net earnings to be as shown in the audited financial statements of the Corporation for such period of 12 consecutive months or, if there are no audited financial statements in respect of such period, computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Corporation);

          and for such purpose the amount of any dividend paid in shares shall be the aggregate paid-up capital of such shares.

4.3       Adjustment Rules

     (a) In any case in which this Article 4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer until the occurrence of such event:

          (a) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional Shares issuable upon such exercise by reason of the adjustment required by such event; and

          (b) delivering to such holder any distributions declared with respect to such additional Shares after such Exercise Date and before such event;

          provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Shares purchasable upon exercise of any Warrant and to such distributions declared with respect to any such additional shares issuable on the exercise of any Warrant.

     (b) The adjustments provided for in this Article 4 are cumulative; shall in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent; and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this section; provided that, notwithstanding any other provision of this Article 4, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Shares purchasable on the exercise of a Warrant unless it would result in a change of at least one-hundredth of a share (provided, however, that any adjustments which by reason of this Section 4.3(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

     (c) In the event of any question arising with respect to the adjustments provided in this Article 4, such questions shall be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Corporation's auditors); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation. In the event that any such determination is made, the Corporation shall deliver a certificate to the Trustee describing such determination.

     (d) No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of a Warrant shall be made in respect of any event described in this Article 4, other than the events referred to in clauses (i) and (ii) of Section 4.2(a), if Warrantholders are entitled to participate (such participation being subject to the prior written consent of the CDNX, if applicable) in such event on the same terms mutatis mutandis as if Warrantholders had exercised their Warrants prior to or on the effective date or record date of such event.

     (e) In case the Corporation after the date of this Indenture shall take any action affecting the Common Shares, other than action described in this Article 4, which in the opinion of the board of directors of the Corporation would materially affect the rights of Warrantholders, then the Exercise Price or the number of Shares purchasable upon exercise of a Warrant shall be adjusted in such manner, if any, and at such time, by action of the Directors, in their sole discretion as they may determine to be equitable in the circumstances; provided that any such action by the Directors shall be taken only with the prior consent of the stock exchanges on which the Warrants are then listed, if any. Failure of the directors to make an adjustment in accordance with this
          Section 4.3(e) shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances. In the event that any such adjustment is made, the Corporation shall deliver a certificate to the Trustee describing such adjustment.

     (f) If the Corporation shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall, thereafter and before such distribution or issue to such shareholders abandon its plan to make such distribution or issue, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrants shall be required by reason of the setting of such record date.

     (g) In the absence of a resolution of the directors fixing a record date for any of the events referred to in Section 4.2(b) or (c), the Corporation shall be deemed to have fixed as the record date therefor the date on which any of such events is effected.

4.4       Proceedings Prior to any Action Requiring Adjustment

          As a condition precedent to the taking of any action which would require an adjustment pursuant to Sections 4.1 or 4.2, the Corporation shall take any action which may, in the opinion of Counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and nonassessable all the Shares which the holders of the Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.5       No Adjustment for Certain Transactions

          Anything in this Article 4 to the contrary notwithstanding, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to:

     (a) any stock option or stock purchase plan in force from time to time for officers or employees of the Corporation;

     (b)  a public offering to arm's length persons pursuant to a prospectus; or

     (c) a private placement to arm's length persons, including without limiting the foregoing, a private placement in exchange for oil and natural gas assets.

4.6       Notice of Adjustment of Exercise Price and Subscription Rights

     (a) At least 21 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, the Corporation shall:

          (a) file with the Trustee a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment; and

          (b) give notice to the Warrantholders of the particulars of such event and, if determinable, the required adjustment.

     (b) In case any adjustment for which a notice in subsection 4.5(a) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable:

          (a) file a certificate of the Corporation with the Trustee evidencing a computation of such adjustment; and

          (b)  give notice to the Warrantholders of the adjustment.

4.7       Protection of Trustee

          Except as provided in Section 9.2, the Trustee:

     (a) shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by this Article 4, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

     (b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

     (c) shall not be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this
          Article 4; and

     (d) shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Corporation.

                                   ARTICLE 5
                          COVENANTS OF THE CORPORATION

5.1       Optional Purchase by the Corporation

          Subject to compliance with applicable securities legislation, the Corporation may from time to time purchase by private contract or otherwise any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. Any Warrant Certificate representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Trustee. No Warrants shall be issued in replacement thereof.

5.2       General Covenants

          The Corporation covenants with the Trustee that so long as any Warrants remain outstanding:

     (a) it will keep available a sufficient number of Shares for the purpose of enabling it to satisfy its obligations to issue Shares upon the exercise of the Warrants;

     (b) it will cause the Shares and the certificates representing the Shares from time to time subscribed and paid for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrant Certificates and the terms hereof;

     (c) all Shares which shall be issued upon exercise of the right to purchase provided for herein shall be issued in accordance with the subscription form on the back of the Warrant Certificate;

     (d)  it will use its best efforts to maintain its corporate existence;

     (e) it will, if required by the Trustee, file with the Trustee copies of all financial statements and other material furnished to the holders of the Common Shares during the term of this Indenture;

     (f) at any reasonable time upon the demand of the Trustee, the Corporation shall furnish the Trustee with a certificate that the Corporation has complied with all requirements contained in this Indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an event of default, or, if there has been a failure to so comply, giving particulars thereof;

     (g) it will not close its transfer registers or take any other action which might deprive the Warrantholders of the opportunity of exercising their right of purchase pursuant to the Warrants held by such persons during the period of 21 days after giving of the notice required by Section 4.5;

     (h) it will use its best efforts to ensure that all Shares outstanding or issuable from time to time are listed and posted for trading on the CDNX;

     (i) it will make all requisite filings under applicable Canadian securities legislation including those necessary to remain a reporting issuer not in default; and

     (j) generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

5.3       Trustee's Remuneration and Expenses

          The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its receipt for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereunder until all duties of the Trustee hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Trustee's negligence, wilful misconduct or bad faith.

5.4       Securities Qualification Requirements

     (a) If, in the opinion of Counsel, any permission is required to be obtained from any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Shares which a Warrantholder is entitled to purchase pursuant to the exercise of any Warrant may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Corporation covenants that it will take such required action, provided that the Corporation shall not be required to file any prospectus or registration statement in connection therewith.

     (b) The Corporation or, if required by the Corporation, the Trustee will give written notice of the issue of Shares pursuant to the exercise of Warrants, in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulation permitting or requiring the giving of any such notice in order that such issue of Shares and the subsequent disposition of the Shares so issued will not be subject to the prospectus qualification requirements of such legislation or regulation.

5.5       Performance of Covenants by Trustee

          If the Corporation shall fail to perform any of its covenants contained in this Warrant Indenture, the Trustee may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Trustee in so doing shall be repayable as provided in Section 5.2. No such performance, expenditure or advance by the Trustee shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

                                   ARTICLE 6
                                  ENFORCEMENT

6.1      Suits by Warrantholders

         All or any of the rights conferred upon any Warrantholder by any of the terms of the Warrants or of the Indenture, or of both, may be enforced by the Warrantholders by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders.

6.2      Immunity of Shareholders

         The Trustee and, by the acceptance of the Warrants and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or any successor corporation for the issue of the Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Corporation herein or in the Warrants contained.

6.3      Limitation of Liability

         The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any successor corporation or any of the past, present or future officers, employees or agents of the Corporation or any successor corporation, but only the property of the Corporation or any successor corporation shall be bound in respect hereof.


6.4      Waiver of Default

         Upon the happening of any default hereunder:

    (a) the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Warrants then outstanding shall have power (in addition to the powers exercisable by extraordinary resolution as provided in Section 7.10) by requisition in writing to instruct the Trustee to waive any default hereunder. The Trustee shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

    (b) the Trustee shall have power to waive any default hereunder upon such terms and conditions as the Trustee may deem advisable if, in the Trustee's opinion, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Trustee or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Warrantholders shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

                                    ARTICLE 7
                           MEETINGS OF WARRANTHOLDERS

7.1      Right to Convene Meetings

         The Trustee may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders' Request and upon being indemnified to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders' Request against the cost which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. In the event of the Trustee failing to call a meeting within fifteen days after receipt of such written request of the Corporation or Warrantholders' Request and indemnity given as aforesaid, the Corporation or such Warrantholders, as the case may be, may call such meeting. Every such meeting shall be held in the City of Calgary, Alberta, or at such other place as may be approved or determined by the Trustee.

7.2      Notice

         At least twenty-one days prior notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in Section 11.2 and a copy of such notice shall be sent by mail to the Trustee (unless the meeting has been called by the Trustee) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7.

7.3      Chairman

         An individual (who need not be a Warrantholder) designated in writing by the Trustee shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose some individual present to be chairman.

7.4      Quorum

         Subject to the provisions of Section 7.11, at any meeting of the Warrantholders a quorum shall consist of two (2) Warrantholders present in person or represented by proxy and entitled to purchase at least twenty-five percent (25%) of the aggregate number of Common Shares which could be purchased pursuant to all the then outstanding Warrants. If a quorum of the Warrantholders shall not be present within thirty minutes from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at any adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to purchase at least 10% of the aggregate number of Shares which may be purchased pursuant to all the then outstanding Warrants.

7.5      Power to Adjourn

         The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6      Show of Hands

         Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7      Poll and Voting

         On every Extraordinary Resolution, and on any other question submitted to a meeting and, after every vote by a show of hands, when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy and entitled to purchase in the aggregate at least five percent (5%) of the aggregate number of Shares which could be purchased pursuant to all the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

         On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Share which he is entitled to purchase pursuant to the Warrant or Warrants then held or represented by him. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

7.8      Regulations

         The Trustee or the Corporation, with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall think fit for:

    (a) the issue of voting certificates by any bank, trust Corporation or other depository satisfactory to the Trustee stating that the Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Warrant Certificates specified therein;

    (b) the deposit of voting certificates and instruments appointing proxies at such place and time as the Trustee, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

    (c) the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

    (d)  the form of the instrument of proxy; and

    (e) generally for the calling of meeting of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and persons who shall be recognized at any meeting as Warrantholders, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Warrantholders or proxies of Warrantholders.

7.9      Corporation and Trustee May be Represented

         The Corporation and the Trustee, by their respective directors and officers, and the counsel for the Corporation and for the Trustee may attend any meeting of the Warrantholders, but shall have no vote as such although, if not contrary to law, they may vote in their capacity as Warrantholders if they hold Warrants.

7.10     Powers Exercisable by Extraordinary Resolution

         In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by Extraordinary Resolution:

    (a) to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Trustee in its capacity as trustee hereunder or on behalf of the Warrantholders against the Corporation whether such rights arise under this Indenture or the Warrants or otherwise;

    (b) to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders;

    (c) to direct or to authorize the Trustee to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

    (d) to waive, and to direct the Trustee to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrants either unconditionally or upon any conditions specified in such Extraordinary Resolution;

    (e) to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders; and

    (f) to direct any Warrantholder who, on behalf of Warrantholders generally, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith.

7.11     Meaning of Extraordinary Resolution

    (a) The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Sections 7.14 and 7.15, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 passed by the affirmative votes of Warrantholders entitled to purchase not less than sixty-six and two-thirds percent (66 2/3%) of the aggregate number of Shares which may be purchased pursuant to all the then outstanding Warrants represented at the meeting and voted upon such resolution.

    (b) If, at any meeting called for the purpose of passing an Extraordinary Resolution, a quorum of Warrantholders is not present in person or by proxy within thirty minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than fifteen or more than sixty days later, and to such place and time as may be appointed by the chairman. Not less than ten days prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in
         Section 11.2. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 7.11(a) shall be an Extraordinary Resolution within the meaning of this Indenture.

    (c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

7.12     Powers Cumulative

         Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13     Minutes

         Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings taken, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14     Instruments in Writing

         All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Warrantholders entitled to purchase at least sixty-six and two-thirds percent (66 2/3%) of the aggregate number of Shares which may be purchased pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by an attorney duly appointed in writing, and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

7.15     Binding Effect of Resolutions

         Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

                                    ARTICLE 8
                             SUPPLEMENTAL INDENTURES

8.1      Provisions for Supplemental Indentures for Certain Purposes

         From time to time the Corporation (when authorized by the Directors) and the Trustee may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

    (a) setting forth any adjustments resulting from the application of the provisions of Article 4;

    (b) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Trustee prejudicial to the interests of the Warrantholders;

    (c)  giving effect to any Extraordinary Resolution passed as provided in
         Article 7;

    (d) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Warrantholders;

    (e) adding to or altering the provisions hereof in respect of the transfer of Warrants, making provisions for the exchange of Warrants, and making any modification in the form of the Warrants which does not affect the substance thereof;

    (f) modifying any of the provisions of this Indenture, or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Trustee, such modification or relief in no way prejudices any of the rights of the Warrantholders or of the Trustee, and provided further that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative, provided that, notwithstanding any other provision of this Indenture, an extension of the Expiry Date when requested by the Corporation and approved by the CDNX shall be deemed not to be prejudicial to the rights of the Warrantholders and the Trustee may not decline to enter into any such supplemental warrant indenture which only provides for such an extension;

    (g) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee the rights of the Trustee and of the Warrantholders are in no way prejudiced thereby.

8.2      Successor Corporations

         In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

8.3      Regulatory Approvals

         No supplemental indenture shall be entered into between the Corporation and the Trustee unless all necessary regulatory approvals, including any necessary consent required of the CDNX, if applicable, are first obtained.

                                    ARTICLE 9
                             CONCERNING THE TRUSTEE

9.1      Trust Indenture Legislation

    (a) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

    (b) The Corporation and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2      Rights and Duties of Trustee

    (a) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct or bad faith.

    (b) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Trustee, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and to hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

    (c) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting, to deposit with the Trustee the Warrants held by them, for which Warrants the Trustee shall issue receipts.

    (d) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, this
         Section 9.2 and Section 9.3.

9.3      Evidence, Experts and Advisers

    (a) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Corporation.

    (b) In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Trustee pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Trustee, provided that the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

    (c) Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Trustee resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Trustee take the action to be based thereon.

    (d) Proof of the execution of an instrument in writing, including a Warrantholders' Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument, acknowledged to him the execution or in any other manner which the Trustee may consider adequate.


    (e) The Trustee may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Trustee.

9.4      Documents, Money, etc. Held by Trustee

         Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of The Royal Bank of Canada, The Toronto-Dominion Bank, The Bank of Montreal, The Bank of Nova Scotia or the Canadian Imperial Bank of Commerce (the "Designated Banks") or deposited for safekeeping with any such Designated Bank. Unless herein otherwise expressly provided, any money so held pending the application or withdrawal thereof under any provisions of this Indenture may be deposited in the name of the Trustee in a Designated Bank at the rate of interest (if any) then current on similar deposits or, with the consent of the Corporation, may be (i) deposited in the deposit department of the Trustee or any other loan or trust corporation authorized to accept deposits under the laws of Canada or a province thereof, or
(ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations maturing not more than one year from the date of investment, of any Canadian chartered bank or loan or trust corporation. Unless the Corporation shall be in default hereunder, all interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Corporation.

9.5      Actions by Trustee to Protect Interest

         The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

9.6      Trustee not Required to Give Security

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

9.7      Protection of Trustee

         By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

    (a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.10 or in the certificate of the Trustee on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

    (b) nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplementary hereto;

    (c) the Trustee shall not be bound to give notice to any person or persons of the execution hereof; and

    (d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation.

9.8      Trustee Not Required to Give Notice of Default

         The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

9.9      Replacement of Trustee; Successor by Merger

    (a) The parties hereto acknowledge and agree, and any beneficiaries hereunder are hereby deemed to have acknowledged and agreed:

         (a) that effective June 30, 2000, Computershare Investor Services Inc. ("Computershare") purchased the Corporate Trust business of the Trustee; and

         (b) that the Trustee may, without the consent of any other party, assign all of its rights and duties under this Indenture, and under any ancillary agreements executed in connection herewith, to such federal trust company as may result from Computershare being continued as a trust company pursuant to the terms of the Trust and Loan Companies Act. Any such assignment shall be effective without the need for any further notice or advice to, or approval of, the parties hereto and without any further act or formality whatsoever.

    (b) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder and pursuant to the Warrant Indenture, subject to this Section 9.9(b), by giving to the Corporation not less than ninety (90) days prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Trustee and to appoint a new trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Trustee or any Warrantholder may apply to a justice of the

         Court of Queen's Bench of Alberta, on such notice as such justice may direct, for the appointment of a new trustee; but any new trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new trustee appointed under any provision of this Section 9.9 shall be a corporation authorized to carry on the business of a trust company in the Province of Alberta and, if required by the Applicable Legislation of any other province, in such other provinces. On any such appointment, the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new trustee, provided that, any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until the successor trustee shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the predecessor Trustee shall execute and deliver to the successor trustee an appropriate instrument transferring to such successor trustee all rights and powers of the Trustee hereunder.

    (c) Upon the appointment of a successor trustee, the Corporation shall promptly notify the Warrantholders in the manner provided for in
         Article 11 hereof.

    (d) Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under Section 9.9(b) above.

    (e) Any Warrants or Shares certified but not delivered by a predecessor trustee may be certified by the successor trustee in the name of the predecessor or successor trustee.

9.10     Conflict of Interest

    (a) The Trustee represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a trustee hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within ninety days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Corporation and meeting the requirements set forth in Section 9.9(b). Notwithstanding the foregoing provisions of this Section 9.10(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrants shall not be affected in any manner whatsoever by reason thereof.

    (b) Subject to Section 9.10(a), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any "affiliate" or any

         "subsidiary", as defined in the Business Corporations Act (Alberta), of the Corporation without being liable to account for any profit made thereby.

9.11     Acceptance of Trust

         The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth, and also agrees to act as the Warrant Agency pursuant to Section 3.1(c).

9.12     Trustee Not to be Appointed Receiver

         The Trustee and any person related to the Trustee shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.13     Indemnity

         The Corporation indemnifies and saves harmless the Trustee and its officers from and against any and all liabilities, losses, costs, claims, actions, or demands whatsoever which be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this indenture, save only in the event of the negligent failure to act, or the wilful misconduct or bad faith of the Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation of the Trustee.

                                   ARTICLE 10
                                 FORM OF WARRANT

10.1     Form of Warrant

         The text of the form of Warrant referred to in Section 2.2 shall be substantially as set forth in Schedule "A" hereto.

                                   ARTICLE 11
                                     GENERAL

11.1     Notice to the Corporation and the Trustee

    (a) Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Trustee shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid:

         if to the Corporation:

         Westlinks Resources Ltd.
         370, 800 - 6th Avenue S.W.
         Calgary, Alberta
         T2P 3G3
         Fax: 403-261-2704

         Attention: President

         if to the Trustee:

         Montreal Trust Company of Canada
         Suite 710, Western Gas Tower
         530 - 8th Avenue S.W.
         Calgary, Alberta
         T2P 3S8
         Fax: 403-267-6598

         Attention: Manager, Corporate Trust Department

         and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

    (b) The Corporation or the Trustee, as the case may be, may from time to time notify the other in the manner provided in Section 11.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture. A copy of any notice of change of address given pursuant to Section 11.1(b) shall be sent to each Warrant Agency, where it shall be available for inspection by Warrantholders during normal business hours.

    (c) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, each notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in Section 11.1(a), by telecopier or other means of prepaid, transmitted and recorded communication.

11.2     Notice to Warrantholders

         Unless otherwise expressly provided for herein, any notice to be given hereunder to Warrantholders shall be deemed to be validly and sufficiently given if such notice is published once in "The Calgary Herald" or such other publication in substitution for the foregoing as the Corporation and the Trustee shall agree upon, provided that, in the case of notice convening a meeting of Warrantholders, the Trustee may require such additional publication of such notice, in the same or in other publications or both, as it may deem necessary for the reasonable protection of the Warrantholders. Any notice so given shall be deemed to have been given on the day by which it shall have been published in all publications provided for above. In determining under any provisions hereof whether notice shall have been given the date of giving notice shall be included and the date of a meeting or other event shall be excluded.

11.3     Ownership and Transfer of Warrants

         The Corporation, the Trustee and any Warrant Agency may deem and treat the holder of any Warrant as the absolute owner of such Warrant notwithstanding any notation of ownership or other writing thereon, for all purposes hereof and thereof and neither the Corporation nor the Trustee nor any Warrant Agency shall be affected by any notice to the contrary. All actions relating to any Warrantholder shall be valid and effectual to satisfy and discharge any liability hereunder and under any Warrants.

11.4     Counterparts

         This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the Effective Date.

11.5     Satisfaction and Discharge of Indenture

         Upon the earlier of (a) the date by which there shall have been delivered to the Trustee for exercise or destruction all Warrant Certificates theretofore certified hereunder or (b) the Time of Expiry, this Indenture shall cease to be of further effect, except that any provisions in this Indenture indemnifying the Trustee shall survive from the Time of Expiry, and the Trustee, on demand of and at the cost and expense of the Corporation and upon the delivery to the Trustee of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

11.6 Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders

         Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or to be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provisions herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

         IN WITNESS WHEREOF the parties hereto have executed this Indenture under their respective corporate seals by the hands of their proper officers in that behalf effective as of the Effective Date.


                                     Per:
                                         ---------------------------------------
WESTLINKS RESOURCES LTD.

                                     Per:
                                         ---------------------------------------

MONTREAL TRUST COMPANY OF CANADA

Per:
     ---------------------------------------

Per:
     ---------------------------------------

                                  SCHEDULE "A"
                               WARRANT CERTIFICATE

        THIS WARRANT WILL BE VOID AND OF NO VALUE OR EFFECT UNLESS EXERCISED PRIOR TO 4:30 P.M. (CALGARY TIME) ON MAY O, 2001.

                          COMMON SHARE PURCHASE WARRANT

                            WESTLINKS RESOURCES LTD.

            (Incorporated under the laws of the Province of Alberta)


NO. W-O                                      o Warrants representing the Right
                                             to Purchase, subject to adjustment,
                                             o Common Shares at $o per
                                             Common Share.

          THIS IS TO CERTIFY that, subject to the terms and conditions of the Warrant Indenture between Westlinks Resources Ltd. and Montreal Trust Company of Canada dated November O, 2000 (the "Indenture"), which are incorporated herein by reference and made a part hereof,

                                    [Name o]
                                   [Address o]

is entitled to purchase, in the manner and subject to adjustment as provided in the Indenture, at any time and from time to time before 4:30 p.m. (Calgary time) on May 21, 2001 (the "Expiry Date") at the offices of Montreal Trust Company of Canada at its principal office at 710, Western Gas Tower, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8, one fully paid and non-assessable Common Share without nominal or par value in the capital of the Corporation, as such shares were constituted on November O, 2000, at the Exercise Price of $o (Canadian funds) plus one (1) Warrant.

          Unless the context otherwise requires, all capitalized words and phrases have the meaning ascribed thereto in the Indenture.

          Such right to purchase Common Shares in the capital of the Corporation may be exercised, from time to time, prior to the Expiry Time by the holder:

     (a) duly completing, in the manner indicated, and executing the subscription form attached hereto; and

     (b) surrendering this Warrant to the Trustee at the office specified above together with a certified cheque, bank draft, money order or cash, in lawful money of Canada, payable to or to the order of the Trustee at par in the City of Calgary in the amount of the aggregate Exercise Price for the Common Shares subscribed for.

          This Warrant and such certified cheque, bank draft, money order or cash shall be deemed to be so surrendered only upon personal delivery thereof, or, if sent by post or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

          Upon such surrender, the person or persons in whose names or names the Common Shares so subscribed for are to be issued shall be deemed for all purposes to be the holder or holders of record of such Common Shares and the Corporation covenants that it will, subject to the provisions of the Indenture, cause a certificate or certificates representing such Common Shares to be delivered or mailed to such person or persons forthwith at the address or addresses specified in such subscription form.

          The holder of this Warrant may subscribe for and purchase any lesser number of whole Common Shares than the number of Common Shares purchasable under this Warrant and, in such event, shall be entitled to receive a new certificate in respect of the balance of the Warrants represented by this Warrant certificate and not then exercised. No fractional Common Shares will be issued.

          The Warrants represented by this certificate are issued under and pursuant to the Indenture. Reference is made to the Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be, issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth. By acceptance hereof, the holder assents to all provisions of the Indenture.

          The registered holder of this Warrant may, at any time prior to the Expiry Date of the Warrants, upon surrender hereof to the Trustee as referred to above and payment of such applicable transfer charges as may be required by the Trustee from time to time, exchange this Warrant for other Warrants entitling the holder to subscribe in the aggregate for the same number of Common Shares as is purchasable under this Warrant.

          The holding of this Warrant shall not constitute the holder hereof a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as expressly provided in the Indenture.

          The Indenture provides that all holders of Warrant Certificates shall be bound by any resolution passed at a meeting duly called and convened of the holders held in accordance with the provisions of the Indenture and resolutions signed by the holders of Warrants entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to all then outstanding Warrant Certificates.

          The Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the principal office of the Trustee by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, only upon compliance with the conditions prescribed in the Indenture and upon compliance with such reasonable requirements as the Trustee may prescribe.

          This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Trustee.

          The parties hereto, including the holder of this Certificate, by his acceptance thereof, have requested this Certificate and any related documents to be drafted only in the English language. Les parties aux presentes, y compris le detenteur de ce certificat par son acceptation de ce certificat, ont exiges que ce certificat et tout document connexe soient rediges en anglais seulement.

          The Trustee may deem and treat the holder of any Warrant as the absolute owner thereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

          Time shall be of the essence hereof.

          IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by its duly authorized officer effective as of November _____, 2000.

                                                   WESTLINKS RESOURCES LTD.


                                                    Per: _______________________

Certified by:

MONTREAL TRUST COMPANY OF CANADA
Trustee, Calgary


By: _____________________________
        Authorized Signature

                                 EXERCISE FORM

TO:       MONTREAL TRUST COMPANY OF CANADA


          The undersigned holder of the within Warrant hereby exercises the right to purchase ____________________ Common Shares without nominal or par value in the capital of Westlinks Resources Ltd. (or such number of Common Shares or other securities or property to which such warrant entitles the undersigned in lieu thereof or in addition thereto under the provisions of the within Warrant) at the Exercise Price per Common Share of $ O, subject to adjustment according to the terms of the within Warrant, and encloses herewith a certified cheque, bank draft, money order or cash, in lawful money of Canada, payable to or to the order of Montreal Trust Company of Canada in payment of the subscription price for the said number of Common Shares.

          Such Common Shares (or other securities or property) are to be issued as follows:

Name (Print Clearly):    _______________________________________________________

Address in full:         _______________________________________________________

Number of Common Shares: _______________________________________________________

Total exercise price:    $______________________________________________________

Further Warrant Certificate required for
balance of Common Shares purchasable:          YES[ ]    NO [ ]


           DATED this _______ day of ______________ , ______ .


                           _____________________________________________________
                           Subscriber's Signature

                           _____________________________________________________
                           Subscriber's full name (Please Print)

                           _____________________________________________________
                           Subscriber's mailing address (Please Print)

                           _____________________________________________________
                           City              Province                Postal Code


             INSTRUCTIONS TO PURCHASE TO COMMON SHARE WARRANTHOLDERS

          TO EXERCISE: The holder hereof may exercise his right to purchase Common Shares of the Corporation by completing the above form and surrendering this Warrant certificate, together with the total exercise price for the Common Shares subscribed for, to Montreal Trust Company of Canada at its principal office at 710, Western Gas Tower, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8. The rights of the holder hereof cease if this Warrant is not exercised prior to the Expiry Date.

          For your own protection it would be wise to register if forwarding by mail.

          THE RIGHTS OF THE HOLDER HEREOF CEASE IF THIS WARRANT IS NOT EXERCISED ON OR PRIOR TO THE EXPIRY DATE. TO EXERCISE THIS WARRANT, THE HOLDER MUST DELIVER TO THE TRUSTEE THE WARRANT, THE SUBSCRIPTION FORM AND SUCH CASH, CERTIFIED CHEQUE, BANK DRAFT OR MONEY ORDER AT THE OFFICE OF THE TRUSTEE, REFERRED TO ABOVE, PRIOR TO THE EXPIRY TIME.

                              TRANSFER OF WARRANTS


    NOTE: WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE LAW.


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________________________________ (print name and address of assignee), Warrants of Westlinks Resources Ltd. registered in the name of the undersigned on the records of Montreal Trust Company of Canada represented by the Warrant Certificate attached and irrevocably appoints ______________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

          The undersigned certifies that all applicable Canadian and United States securities laws and requirements of regulatory authorities respecting the transfer of the said securities have been complied with.


          DATED the _______ day of ___________________________ , ___________


________________________               _________________________________________
Signature Guaranteed                   Signature (Signature of Warrantholder
                                       to be the same as appears on the face of the Warrant Certificate)

Instructions:

1. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

2. If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form MUST be guaranteed by a Schedule "A" major chartered bank/trust company, or a member of an acceptable medallion guarantee program. The guarantor must affix a stamp bearing the actual words "SIGNATURE GUARANTEED".

     PLEASE NOTE: Signature guarantees are not accepted from treasury branches or credit unions unless they are members of the stamp medallion program. In the USA, signature guarantees must be done by members of the "Medallion Signature Guarantee Program" only.

3. Warrants shall only be transferable in accordance with applicable laws. The transfer of Warrants to a purchaser not resident in a Selling Jurisdiction may result in the Common Shares obtained upon the exercise of the Warrants (whether after or before obtaining receipts for a final prospectus relating to the distribution of Common Shares upon exercise of Warrants) not being freely tradeable in the jurisdiction of the purchaser.